UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39593	81-2575858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(Address of principal executive offices, including zip code)

(512) 900-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 25, 2025 (the “Closing Date”), Shattuck Labs, Inc., a Delaware corporation (the “Company”), closed the transactions (the “Closing”) contemplated by the securities purchase agreement dated August 4, 2025 with certain institutional accredited investors named therein (the “Securities Purchase Agreement”), as previously disclosed in the Company’s Current Report on Form 8-K filed on August 5, 2025.

Resignations of Directors

Effective on the Closing Date, Tyler Brous, a Class I director, Dr. Carrie Brownstein, a Class I director, Michael Lee, a Class I director, and Dr. Kate Sasser, a Class II director, resigned from the Board of Directors (the “Board”) of the Company as well as any respective committees of the Board of which they were members. The resignations were not the result of any disagreements relating to the Company’s operations, policies or practices. Subsequent to the resignations, the Board decreased the size of the Board from nine to seven directors, leaving vacant two Class I directorships.

Appointment of Directors

Effective on the Closing Date, the Board appointed Dr. Daniel Baker and Dr. Mona Ashiya to fill the vacant Class I directorships, to hold office until the next election of the Class I directors and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. The Board also appointed Dr. Baker to the Board’s Audit and Nominating and Corporate Governance Committees.

Dr. Baker, age 74, has served as the interim Chief Development Officer of Cue Biopharma, Inc. (Nasdaq: CUE), a biopharmaceutical company, since November 2024. He has also served as Chief Executive Officer and Founder of KiRa Biotech Pty Ltd., a biotechnology company, and as Venture Partner at OneVentures Investments Australia, a venture capital firm, since 2019. Prior to that, Dr. Baker served in various leadership roles at Johnson & Johnson (NYSE: JNJ), a pharmaceutical company, from 2000 to 2019, including most recently as its Vice President of Immunology Research and Development. He was also part of the faculty of the University of Pennsylvania. Dr. Baker previously served on the board of directors of Galapagos NV (Nasdaq: GLPG), a biotechnology company, from 2022 to 2024. He received his B.A. in Biology from Gettysburg College and an M.D. from the University of Pennsylvania. He completed his residency at Hershey Medical Center, served as a Fellow in Rheumatology at the University of Pennsylvania and served as a Research Fellow in Rheumatology at Massachusetts General Hospital.

Dr. Ashiya, age 56, is currently a Member at OrbiMed Advisors LLC, an investment firm, where she has served in various roles of increasing responsibility since 2010. She currently serves on the boards of directors of Disc Medicine, Inc. (Nasdaq: IRON) and several private companies. Dr. Ashiya received her B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh.

Each of Drs. Baker and Ashiya will receive an initial, one-time award of 66,300 stock options that vest over a three-year period subject to such director’s continued service, and will be entitled to receive annual compensation for their services in accordance with the Company’s Non-Employee Director Compensation Policy. Each of Drs. Baker and Ashiya intend to enter into the Company’s standard form of indemnification agreement (which, for Dr. Ashiya, is modified to reflect her status as an OrbiMed Designee, as defined below), a form of which was filed as Exhibit 10.1 to the Company’s Form S-1/A filed on October 5, 2020.

Drs. Baker and Ashiya were appointed to the Board pursuant to a letter agreement dated August 4, 2025, by and among the Company and certain entities affiliated with OrbiMed Advisors LLC (“OrbiMed”), entered into in connection with the Securities Purchase Agreement (the “Letter Agreement”). Pursuant to the Letter Agreement, among other matters, OrbiMed (a) is entitled to designate two directors to the Board affiliated with OrbiMed so long as it holds at least 15% of the outstanding shares of the Company’s common stock, par value $0.0001 per share, and one such director so long as it holds at least 7.5% of the outstanding shares (the “OrbiMed Designee(s)”), in each case as calculated pursuant to the Letter Agreement, and (b) at Closing was entitled to designate one director to the

Board who is not affiliated with OrbiMed and who is mutually agreeable to the Company (the “Independent Director Designee”). At Closing, OrbiMed held more than 15% of the outstanding shares, as calculated pursuant to the Letter Agreement, and therefore is entitled to designate up to two OrbiMed Designees and one Independent Director Designee to the Board. Dr. Baker is serving as the Independent Director Designee and Dr. Ashiya is serving as an OrbiMed Designee.

Except as described above, there are no other arrangements or understandings between each of Drs. Baker and Ashiya and any other person pursuant to which they were appointed as directors of the Company; there are no family relationships between each of Drs. Baker and Ashiya and any director or executive officer of the Company; and each of Drs. Baker and Ashiya is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 26, 2025, the Company issued a press release announcing the Closing and the appointments of Drs. Baker and Ashiya. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 hereto, shall not be deemed to be incorporated by reference in the filings of the Company under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shattuck Labs, Inc.

Date: August 26, 2025	By:	/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber Chief Executive Officer (principal executive officer)